Exhibit (a)(1)(K)
WACHOVIA BANK, N.A.
LETTER TO THE PARTICIPANTS IN THE
EMDEON CORPORATION PERFORMANCE INCENTIVE PLAN
OFFER TO PURCHASE COMMON STOCK OF EMDEON CORPORATION
November 25, 2005
To the Participants in the Emdeon Corporation Performance Incentive Plan (the “Plan”):
GENERAL
      Emdeon Corporation (the “Company”) recently announced its offer to purchase up to 60,000,000 shares of its common stock, $0.0001 par value per share, at a price of $8.20 per share, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 23, 2005 (the “Offer to Purchase”), which as it may be amended or supplemented from time to time constitutes the “tender offer”. This tender offer is being extended to all of the Company’s stockholders, including all participants in the Plan with respect to whom their Plan accounts are invested in the Company’s common stock.
      This letter describes some, but not all, of the general terms of the tender offer and additional terms and conditions that are applicable only to participants in the Plan. This letter, along with the Offer to Purchase, has been sent to you for your review because you are a participant in the Plan and you have shares of Company common stock in your Plan account. We urge you to read these documents carefully. Please note, however, that although the Offer to Purchase discusses a Letter of Transmittal, this does not apply to you with respect to shares you choose to tender under the Plan. You must use the enclosed Direction Form and follow the instructions set forth in this letter to tender shares held in your Plan account. For more information about the terms and conditions applicable to shares held in the Plan, please see the section entitled “Terms and Conditions for Tendering Shares Held in the Plan” below.
THE TENDER OFFER: PRICE AND PRORATION
      The Company will, upon the terms and subject to the conditions of the tender offer, pay $8.20 per share for the shares validly tendered pursuant to the tender offer and not properly withdrawn, taking into account the number of shares so tendered. The Company reserves the right to purchase up to an additional number of shares, not to exceed 2% of its outstanding shares, subject to applicable legal requirements, without extending the tender offer. In addition, the tender offer is conditioned on a minimum number of 27,500,000 shares being properly tendered and not properly withdrawn.
      AS A PARTICIPANT IN THE PLAN, YOU SHOULD BE AWARE THAT THE PLAN IS PROHIBITED FROM SELLING SHARES TO THE COMPANY FOR A PRICE THAT IS LESS THAN THE PREVAILING MARKET PRICE. ACCORDINGLY, IF THE CLOSING SALE PRICE OF COMPANY SHARES ON THE NASDAQ NATIONAL MARKET ON THE EXPIRATION DATE OF THE TENDER OFFER (CURRENTLY WEDNESDAY, DECEMBER 21, 2005) IS GREATER THAN $8.20 PER SHARE, YOUR ELECTION TO TENDER WILL BE AUTOMATICALLY WITHDRAWN AND YOU WILL NOT BE PERMITTED TO PARTICIPATE IN THE TENDER OFFER WITH RESPECT TO YOUR PLAN SHARES.
      Upon the terms and subject to the conditions of the tender offer, if more than 60,000,000 shares have been validly tendered and not properly withdrawn prior to the expiration date of the tender offer, the Company will purchase shares on the following basis:

1. first all shares validly tendered by or on behalf of any stockholder who owns of record or beneficially, an aggregate of fewer than 100 shares (“odd lots”) and who validly tenders all of such shares and does not withdraw them before the Expiration Date (except for certain stockholders who are not provided this odd lot preference as described in the Offer to Purchase, including Plan participants tendering Plan shares);

2. second, after purchase of all the shares properly tendered by odd lot holders, all other shares validly tendered on a pro rata basis (except for stockholders who tendered shares conditionally for which the condition was not satisfied); and

3. finally, if necessary to permit the Company to purchase 60,000,000 shares (or such greater number of shares as the Company may elect to purchase, subject to applicable law), shares conditionally tendered (for which the condition was not initially satisfied) and not properly withdrawn prior to the

Expiration Date, will, to the extent feasible, be selected for purchase by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares.

      All shares not purchased pursuant to the tender offer, including shares not purchased because of proration, or because they were conditionally tendered and not accepted for purchase, will be returned to the tendering shareholder promptly following the Expiration Date.
TERMS AND CONDITIONS FOR TENDERING SHARES HELD IN THE PLAN
      The remainder of this letter summarizes the terms and conditions applicable to shares held in the Plan and the procedures for completing the enclosed Direction Form. You should also review the more detailed explanation of the tender offer provided in the Offer to Purchase, which is enclosed with this letter.
      Wachovia Bank, N.A. (the “Trustee”) is the trustee and the holder of record of shares held in your Plan account. As the holder of record, only the Trustee can tender the shares held in your Plan account. The Trustee will tender the shares in your Plan account pursuant to your tender instructions. You may submit instructions to tender (i.e., offer to sell) some or all of the shares currently allocated to your Plan account by following the procedures described herein and completing the enclosed Direction Form. Please carefully follow the instructions outlined here if you want to direct the Trustee to tender some or all of the shares held on your behalf in your Plan account. Failure to follow these instructions properly will make your tender instructions invalid.
      PLEASE NOTE THAT UNLESS THE TENDER OFFER IS EXTENDED, YOU MUST SEND YOUR DIRECTION FORM TO WACHOVIA BANK, N.A. BY MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 19, 2005, WHICH DATE IS TWO BUSINESS DAYS PRIOR TO THE EXPIRATION DATE. IF YOU DO NOT COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT BY THIS DATE, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER AND NO SHARES CREDITED TO YOUR PLAN ACCOUNT WILL BE TENDERED IN THE TENDER OFFER.
      You may submit tender instructions to the Trustee by mailing your completed Direction Form to the following address:
Wachovia Bank, N.A.
Attn: Emdeon Corporation Tender Offer
P.O. Box 859208
Braintree, MA 02185-9208
      If you wish to hand deliver or submit a Direction Form by overnight courier, please use the following address:
Wachovia Bank, N.A.
Attn: Emdeon Corporation Tender Offer
161 Bay Street Drive
Braintree, MA 02184
      You may withdraw any tender instructions you have previously submitted to the Trustee, as long as you do so prior to midnight, New York City time, on Monday, December 19, 2005. (For more information on how to withdraw your tender instructions, please see below.) If the tender offer is extended, the deadline for receipt of your Direction Form will be midnight, New York City time, on the second business day prior to the expiration of the tender offer, as extended. Your withdrawal rights will also expire at the same time if the tender offer is extended.
      IF YOU DO NOT WISH TO TENDER YOUR SHARES HELD IN YOUR PLAN ACCOUNT, TAKE NO ACTION.
      Cash received from any shares tendered and accepted for payment by the Company will be deposited into your Plan account. Any shares tendered by you but not accepted by the Company in the tender offer will be credited back to your Plan account.
      If you tender shares, such shares will be deemed withdrawn from your Plan account as of midnight, New York City Time, on Monday, December 19, 2005 (i.e., the deadline for sending your Direction Form to the Trustee). After the tender offer has expired, all tender directions will be tabulated, which may take up to five to seven business days. Soon thereafter, you will be sent a confirmation notice regarding your investment transfer.

      Because the terms and conditions of the Offer to Purchase and this letter will govern the tender of the shares held in your Plan account, you should read these documents carefully. If you hold shares outside of the Plan and wish to tender those shares as well as shares held in your Plan account, you must comply with the instructions applicable to those shares. Generally, you tender shares held outside of Company retirement plans by submitting a Letter of Transmittal in accordance with the instructions set forth in the Offer to Purchase. See the Offer to Purchase for more information.
      Information about the number of shares allocated to your account is displayed on the label of the attached Direction Form. PLEASE NOTE THAT THE NUMBER OF SHARES IN YOUR PLAN ACCOUNT MAY CHANGE DURING THE TENDER OFFER PERIOD TO THE EXTENT ANY ADMINISTRATIVE ADJUSTMENTS ARE MADE, SUCH AS REALLOCATION OF PLAN FORFEITURES. You may not tender more shares than are held in your Plan account on Monday, December 19, 2005, the deadline for returning the Direction Form, unless the tender offer is extended, in which case you may not tender more shares than are held in your Plan account on midnight, New York City time, on the second business day prior to the expiration of the tender offer as extended. If you authorize and direct the Trustee to tender more shares than are held in your Plan account on the applicable deadline, then the Trustee will tender ALL of the shares held in your Plan account.
      IF YOU WISH TO TENDER SHARES FROM YOUR PLAN ACCOUNT, YOU MUST SUBMIT AN EXECUTED DIRECTION FORM. The Direction Form permits you to specify whether or not you wish to tender all shares held in the Plan account or just some shares. If you specify that you wish to tender only a certain number of shares, then the Trustee will only tender that specified number if your account contains at least that number of shares. If your Plan account contains less than the number of shares you specified to tender, the Trustee will tender all shares in your Plan account.
      When considering whether or not to participate in the tender offer, it is important that you note the following:

1. If the Trustee does not receive your Direction Form by midnight, New York City time, on Monday, December 19, 2005, the date that is two business days before the Expiration Date, then the Trustee will not have sufficient time to process your Direction Form. In such case, the Trustee will not tender any shares held on your behalf in the Plan. If the tender offer is extended, the deadline for receipt of your Direction Form will be midnight, New York City time, two days prior to the expiration of the tender offer, as extended. Your tender offer withdrawal rights will expire at midnight, New York City time, on Monday, December 19, 2005, or such later deadline if the tender offer is extended.

2. The Plan is prohibited from selling shares to the Company for a price that is less than the prevailing market price. Accordingly, if the closing sale price of Company shares on The Nasdaq National Market on the expiration date of the tender offer is greater than $8.20 per share, your shares will not be eligible for purchase and your tender will be automatically withdrawn.

3. The Company’s board of directors has approved the making of the tender offer. However, neither the Company nor its board of directors nor any fiduciary of the Plan is making any recommendation as to whether you should authorize and direct the Trustee to tender, or refrain from tendering, shares held in your Plan account. You must review the Offer to Purchase and this letter and make your own decision as to whether to participate in the tender offer.

4. Your tender instructions will be held in strict confidence. Individual tender instructions will be disclosed only as necessary to complete the tender offer.

5. You may increase, decrease or withdraw your election to tender at any time prior to midnight, New York City time, on Monday, December 19, 2005. If the tender offer is extended, the deadline for receipt of your withdrawal request will be midnight, New York City time, two days prior to the expiration of the tender offer, as extended. You may revoke your previously submitted Direction Form by sending a written notice of withdrawal to the Trustee. The mailing address is as follows:
WACHOVIA BANK, N.A.
Attn: Emdeon Corporation Tender Offer
P.O. Box 859208
Braintree, MA 02185-9208

      If you wish to hand deliver or submit a withdrawal notice by overnight courier, please use the following address:
Wachovia Bank, N.A.
Attn: Emdeon Corporation Tender Offer
161 Bay Street Drive
Braintree, MA 02184
      The notice of withdrawal must include your name, address and social security number and your instructions to withdraw your previously submitted Direction Form. The notice of withdrawal must be received by the Trustee by the deadline noted above to be valid. The notice of withdrawal will serve to completely withdraw all previously tendered Plan shares from the tender offer. If you wish to submit new tender instructions with respect to your Plan shares, you may do so by sending the Trustee a new Direction Form. Unless the tender offer is extended, the final Direction Form submitted (and not withdrawn) by you prior to midnight, New York City time, on Monday, December 19, 2005 will be the instruction tendered for shares you hold in your Plan account. You may obtain additional Direction Forms by contacting BenefitConnect at (800) 204-7064.
      If the exchange offer is extended, you will again be able to increase, decrease or withdraw the Direction Form until midnight, New York City time, two days prior to the expiration of the exchange offer as extended (e.g., midnight, New York City time, on day 8 assuming a 10-day extension).
      Wachovia Bank, N.A. will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and its decisions shall be final and binding.
NO “ODD LOT” PRIORITY
      Participants in the Plan may not take advantage of the “odd lot” priority described in Section 1 of the Offer to Purchase.
NO CONDITIONAL TENDERS
      Participants in the Plan may not take advantage of the conditional tender provisions set forth in Section 6 of the Offer to Purchase.
TAX CONSIDERATIONS
      While participants will not recognize any immediate tax gain or loss as a result of the tender of any Shares in the Plan, the tax treatment of future distributions from the Plan may be impacted by a tender and sale of shares held through the Plan. Specifically, participants’ ability to take advantage of “net unrealized appreciation” for tax purposes may be impacted. Please consult with your tax advisor concerning your decision to participate in the tender offer and possible tax ramifications.
FOR FURTHER INFORMATION
      If you have any questions concerning the tender of shares held in your Plan account, please contact BenefitConnect at (800) 204-7064.
REMEMBER: IF YOU DO NOT COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT TO WACHOVIA BANK, N.A. BY MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 19, 2005, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER AND NO SHARES CREDITED TO YOUR PLAN ACCOUNT WILL BE TENDERED IN THE TENDER OFFER.
IF YOU SUBMIT A COMPLETED AND EXECUTED DIRECTION FORM ELECTING TO TENDER THE SHARES HELD IN YOUR PLAN ACCOUNT, BUT DO NOT INDICATE THE NUMBER OF SHARES HELD IN THE ACCOUNT YOU WISH TO TENDER, YOU WILL BE DEEMED TO HAVE DIRECTED WACHOVIA BANK, N.A. TO TENDER ALL OF YOUR SHARES IN THE PLAN ACCOUNT, AND THE TRUSTEE WILL TENDER ALL OF THE SHARES HELD IN YOUR ACCOUNT. IF THE DIRECTION FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED.
IF YOU DO NOT WISH TO TENDER THE SHARES HELD IN YOUR PLAN ACCOUNT, TAKE NO ACTION.

DIRECTION FORM
EMDEON CORPORATION
PERFORMANCE INCENTIVE PLAN
OFFER TO PURCHASE COMMON STOCK OF EMDEON CORPORATION
BEFORE COMPLETING THIS DIRECTION FORM, YOU SHOULD REFER TO THE LETTER FROM WACHOVIA BANK, N.A. TO THE PARTICIPANTS IN THE EMDEON CORPORATION PERFORMANCE INCENTIVE PLAN (THE “LETTER TO PLAN PARTICIPANTS”).
      To Wachovia Bank, N.A., the Trustee and the Holder of Record of the Shares of Emdeon Corporation (the “Company”) Common Stock Held in the Emdeon Corporation Performance Incentive Plan (the “Plan”):
      I am a participant in the Plan who has shares of the Company’s common stock, $0.0001 par value per share, in my Plan account. As such, I have received a copy of the Offer to Purchase dated November 23, 2005 (the “Offer to Purchase”), which as it may be amended or supplemented from time to time constitutes the “tender offer”, relating to the tender offer by the Company to purchase up to 60,000,000 shares of its common stock at $8.20 per share, without interest. I have also received a copy of the Letter to Plan Participants relating to the tender offer by the Company.
      This Direction Form will authorize and direct Wachovia Bank, N.A. to tender a number of shares allocated to my Plan account as indicated below upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter to Plan Participants.
      I understand that the maximum number of shares that I can tender in the tender offer with respect to the Plan is the number of shares that are held in my Plan account as of midnight, New York City time, on Monday, December 19, 2005.
      I also understand that the Plan is prohibited from selling shares to the Company for a price that is less than the prevailing market price. Accordingly, if the closing sale price of Company shares on The Nasdaq National Market on the expiration date of the tender offer (currently Wednesday, December 21, 2005) is higher than $8.20 per share, this Direction Form will be automatically withdrawn because my shares in the Plan are not eligible for purchase.
SHARE TENDER DIRECTIONS
NUMBER OF SHARES TO TENDER

☑	I wish to participate in the tender with respect to all or a portion of my shares. I authorize and direct Wachovia Bank, N.A. to tender % of the shares in my Plan account.
ACKNOWLEDGMENT
      I have read and understand the Offer to Purchase and the Letter to Plan Participants, and I agree to be bound by the terms of the tender offer. Cash received from shares tendered and accepted for payment by the Company under this Direction Form will be deposited into my Plan account. Any shares tendered by me but not accepted by the Company in the tender offer will be returned to my Plan account.
      I understand and declare that if the tender of my shares is accepted, the payment therefore will be full and adequate compensation for these shares.
      I understand that the final Direction Form submitted by me and not withdrawn shall be effective and shall supersede all prior Direction Forms I previously submitted with respect to Plan shares.
      I understand that if I do not indicate the percentage of my shares that I wish to tender in the blank above in the “Number of Shares to Tender” section, I will have elected to tender 100% of my shares.

SIGNATURE
Authorized Signature:

Date:

Name (Please Print):

Address (Including Zip Code):

Phone Number (with Area Code):

Social Security Number:

THIS DIRECTION FORM MUST BE COMPLETED AND SIGNED IF YOUR SHARES HELD IN THE PLAN ARE TO BE TENDERED IN THE TENDER OFFER. IF YOU DO NOT SIGN THE DIRECTION FORM, IT WILL NOT BE ACCEPTED. PLEASE RETURN THIS DIRECTION FORM AS FOLLOWS:
WACHOVIA BANK, N.A.
ATTN: EMDEON CORPORATION TENDER OFFER
P.O. BOX 859208
BRAINTREE, MA 02185-9208
IF YOU WISH TO HAND DELIVER OR SUBMIT A DIRECTION FORM BY OVERNIGHT COURIER, PLEASE USE THE FOLLOWING ADDRESS:
WACHOVIA BANK, N.A.
ATTN: EMDEON CORPORATION TENDER OFFER
161 BAY STREET DRIVE
BRAINTREE, MA 02184
YOUR DIRECTION FORM MUST BE RECEIVED BY MIDNIGHT, NEW YORK CITY TIME, MONDAY, DECEMBER 19, 2005.
YOUR TENDER DIRECTIONS WILL BE HELD IN STRICT CONFIDENCE. INDIVIDUAL TENDER DIRECTIONS WILL BE DISCLOSED ONLY AS NECESSARY TO COMPLETE THE TENDER OFFER.
IF YOU DO NOT WISH TO TENDER YOUR SHARES HELD IN THE EMDEON CORPORATION PERFORMANCE INCENTIVE PLAN, TAKE NO ACTION (DO NOT RETURN A DIRECTION FORM TO WACHOVIA BANK, N.A.).

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